I. C. S.

INTEGRITY COAL SALES, INC.

905 Marconi Avenue, Ronkonkoma, New York 11779
(631) 467-6969 Fax: (631) 467-7776
e-mail: integcoal@AOL.com

COAL PURCHASE ORDER

DATE: 04/22/19

ORDER NO.: ** 12731 Revised

SCHEDULE: As Scheduled

PURCHASED FROM:
McCoy Elkhorn Coal
P.O. Box 606
Fishers, IN 46038

QUANTITY: 420,000 net tons
May 2019 - Dec, 2020
*** ICS has first right of refusal for all coal above 20,000/mos

SHIP TO:
Integrity Coal Sales, Inc.
905 Marconi Avenue
Ronkonkoma, NY 11779

PRICE:
1) May 1, 2019 thru Jan. 31, 2020; $93.25 NT price FOB Rail, Bevins Branch or delivered HighRidge less $1.50 NT loading charge FOB Bevins Branch or High Ridge, at Integrity's option
2) Feb. 1, 2020 - Dec. 31, 2020 price based on market, collar $80.00 min $120.00 max
* 3) All coal deducts $11.00/ton against Bridge Loan *See Loan Agreement

PAYMENT TERMS: Net 20 Days From Mine Loading Date And Receipt Of Final Weights And Analysis.

QUALITY: 100% Washed Coal at McCoy Elkhorn [redacted]

[redacted]

Moisture: [redacted]
Volatile: [redacted]
Ash: [redacted]
Sulphur: [redacted]

ARNU: [redacted]
Oxidation: [redacted]
FSI: [redacted]
DDPM: [redacted]

PREMIUM/PENALTIES: (Fractions Pro-Rata)
Moisture Penalty: [redacted]
Ash Penalty: [redacted]
Sulfur Penalty: [redacted]
Volatile Penalty: [redacted]
Fluidity: [redacted]

SAMPLING/TESTING TERMS: Sampling by SGS, Cost Borne by Buyer

NOTE: [redacted]

WEIGHTS: CSX Weights To Govern, or certified truck weights

Integrity Coal Sales, Inc. (the "Buyer") agrees to purchase and the Seller identified below agrees to sell the above described quantity and quality of coal on the above terms and the GENERAL TERMS AND CONDITIONS contained on the reverse side or following page of this Purchase Order which are INCORPORATED BY REFERENCE as if fully set forth herein.

INTEGRITY COAL SALES, INC.
By: ____________
Its: President

McCOY ELKHORN COAL
By: ____________
Its: President